Exhibit B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Veris Residential, Inc.

Dated: June 5, 2026	/s/ William L. Mack
William L. Mack

Dated: June 5, 2026	/s/ Earle I. Mack
Earle I. Mack

Dated: June 5, 2026	/s/ David S. Mack
David S. Mack

Dated: June 5, 2026	/s/ Fredric Mack
Fredric Mack

Dated: June 5, 2026	/s/ Richard Mack
Richard Mack

Dated: June 5, 2026	/s/ Stephen Mack
Stephen Mack

Dated: June 5, 2026	/s/ William L. Mack
William L. Mack, as Trustee for The William and Phyllis Mack Foundation, Inc.

Dated: June 5, 2026	/s/ Earle I. Mack
Earle I. Mack, as Trustee for the Earle I. Mack Foundation, Inc.

Dated: June 5, 2026	/s/ Richard Mack
Richard Mack, as Trustee for The Mack 2010 Family Trust II

Dated: June 5, 2026	/s/ David S. Mack
David S. Mack, as Trustee for The David and Sondra Mack Foundation

Dated: June 5, 2026	/s/ Stephen Mack
Stephen Mack, as Trustee for The Stephen Mack and Kelly Mack Family Foundation

Dated: June 5, 2026	/s/ Stephen Mack
Stephen Mack, as Trustee for the Stephen F. Mack 2013 Revocable Trust

Dated: June 5, 2026	/s/ Carol Mack
Carol Mack, as Trustee for the Andrew Mack 4/30/07 Trust

Dated: June 5, 2026	/s/ Carol Mack
Carol Mack, as Trustee for the Beatrice Mack 4/30/07 Trust